                                AUDITORS' REPORT

TO THE BOARD OF DIRECTORS OF CAE INC.

We have audited the consolidated balance sheets of CAE Inc. as at March 31, 2002 and 2001 and the consolidated statements of earnings and retained earnings and cash flows for each of the years in the three-year period ended March 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at March 31, 2002 and 2001 and the results of its operations and its cash flows for each of the years in the three-year period ended March 31, 2002 in accordance with Canadian generally accepted accounting principles.

/s/ PricewaterhouseCoopers LLP
Chartered Accountants
Montreal, Canada
May 8, 2002 except for Note 21 D which is as at July 3, 2002

COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA-U.S. REPORTING DIFFERENCE

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there is a change in accounting principles that has a material effect on the comparability of the company's financial statements, such as the changes described in Note 1 to the consolidated financial statements. Our report to the shareholders dated May 8, 2002 except for Note 21 D which is as at July 3, 2002 is expressed in accordance with Canadian reporting standards which do not require a reference to such a change in accounting principles in the auditors' report when the change is properly accounted for and adequately disclosed in the financial statements.

/s/ PricewaterhouseCoopers LLP
Chartered Accountants
Montreal, Canada
May 8, 2002 except for Note 21 D which is as at July 3, 2002

                                    CAE INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                  AS AT MARCH 31
                                                              -----------------------
                                                                 2002         2001
                                                              ----------   ----------
                                                              (amounts in millions of
                                                                   Cdn dollars)
ASSETS
Current assets
  Cash......................................................   $   88.8     $  156.8
  Short-term investments....................................       21.3        122.8
  Accounts receivable (note 4)..............................      378.2        245.6
  Inventories (note 5)......................................      130.9         99.4
  Prepaid expenses..........................................        9.9          8.6
  Income taxes recoverable..................................       15.8          8.2
  Future income taxes (note 14).............................       28.9         15.4
                                                               --------     --------
                                                                  673.8        656.8
                                                               --------     --------
Assets of discontinued operations (note 3)..................      123.8        370.9
Property, plant and equipment, net (note 6).................      838.5        227.2
Future income taxes (note 14)...............................       71.3         15.9
Intangible assets (note 7)..................................      163.4       --
Goodwill (note 8)...........................................      375.5         18.5
Other assets (note 9).......................................      138.5         82.8
                                                               --------     --------
                                                               $2,384.8     $1,372.1
                                                               ========     ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Accounts payable and accrued liabilities..................   $  420.5     $  315.0
  Deposits on contracts.....................................      189.1        175.9
  Long-term debt due within one year........................       37.5          2.3
  Future income taxes (note 14).............................       50.4         14.5
                                                               --------     --------
                                                                  697.5        507.7
                                                               --------     --------
Liabilities of discontinued operations (note 3).............       40.5        106.6
Long-term debt (note 10)....................................      889.0        263.0
Long-term liabilities.......................................       73.7         20.7
Future income taxes (note 14)...............................       65.6         10.0
                                                               --------     --------
                                                                1,766.3        908.0
                                                               --------     --------
SHAREHOLDERS' EQUITY
Capital stock (note 11).....................................      186.8        159.4
Retained earnings...........................................      446.8        321.2
Currency translation adjustment.............................      (15.1)       (16.5)
                                                               --------     --------
                                                                  618.5        464.1
                                                               --------     --------
                                                               $2,384.8     $1,372.1
                                                               ========     ========

Contingencies (note 16)

Approved by the Board:

              (Signed) D.H. BURNEY                             (Signed) L.R. WILSON
                    Director                                         Director

                                    CAE INC.

                      CONSOLIDATED STATEMENTS OF EARNINGS

                                                                   YEARS ENDED MARCH 31
                                                              ------------------------------
                                                                2002       2001       2000
                                                              --------   --------   --------
                                                                 (amounts in millions of
                                                              Cdn dollars, except per share
                                                                         amounts)
Revenue
  Civil Simulation and Training.............................  $  545.2    $481.5     $480.2
  Military Simulation and Marine Controls...................     581.3     409.9      384.9
                                                              --------    ------     ------
                                                              $1,126.5    $891.4     $865.1
                                                              --------    ------     ------
Operating earnings
  Civil Simulation and Training.............................  $  152.3    $117.0     $ 82.3
  Military Simulation and Marine Controls...................      90.0      34.9       15.4
                                                              --------    ------     ------
Earnings from continuing operations before interest and
  income taxes..............................................     242.3     151.9       97.7
Interest expense (income), net (note 10A (xi))..............      22.7      (6.3)       7.3
                                                              --------    ------     ------
Earnings from continuing operations before income taxes.....     219.6     158.2       90.4
Income taxes (note 14)......................................      70.3      53.0       28.1
                                                              --------    ------     ------
Earnings from continuing operations.........................  $  149.3    $105.2     $ 62.3
Results of discontinued operations (note 3).................       1.3       2.9       36.2
                                                              --------    ------     ------
Net earnings................................................  $  150.6    $108.1     $ 98.5
                                                              ========    ======     ======
Earnings and diluted earnings per share from continuing
  operations................................................  $   0.69    $ 0.49     $ 0.28
                                                              ========    ======     ======
Net earnings and diluted net earnings per share.............  $   0.69    $ 0.50     $ 0.45
                                                              ========    ======     ======
Average number of shares outstanding........................     217.6     215.7      219.0
                                                              ========    ======     ======

                                    CAE INC.

                  CONSOLIDATED STATEMENTS OF RETAINED EARNINGS

                                                                   YEARS ENDED MARCH 31
                                                              ------------------------------
                                                                2002       2001       2000
                                                              --------   --------   --------
                                                                 (amounts in millions of
                                                                       Cdn dollars)
Retained earnings at beginning of year......................   $321.2     $241.9     $194.2
Adjustment for changes in accounting policies (note 1)......    --          (6.0)     --
Excess of common share purchase price over amount charged to
  capital stock.............................................    --          (1.2)     (30.2)
Net earnings................................................    150.6      108.1       98.5
Dividends...................................................    (25.0)     (21.6)     (20.6)
                                                               ------     ------     ------
Retained earnings at end of year............................   $446.8     $321.2     $241.9
                                                               ======     ======     ======

                                    CAE INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOW

                                                                   YEARS ENDED MARCH 31
                                                              ------------------------------
                                                                2002       2001       2000
                                                              --------   --------   --------
                                                                 (amounts in millions of
                                                                       Cdn dollars)
OPERATING ACTIVITIES
Earnings from continuing operations.........................  $ 149.3    $ 105.2    $  62.3
Adjustments to reconcile earnings to cash flows from
  operating activities:
  Amortization..............................................     43.1       19.1       22.3
  Future income taxes.......................................      7.5       (7.7)      (9.1)
  Investment tax credit.....................................    (19.0)     (22.5)     (18.3)
  Other.....................................................     (0.2)     (13.5)      (1.9)
  Decrease (increase) in non-cash working capital
    (note 15)...............................................     (7.6)      79.1      144.1
                                                              -------    -------    -------
NET CASH PROVIDED BY CONTINUING OPERATING ACTIVITIES........    173.1      159.7      199.4
                                                              -------    -------    -------
INVESTING ACTIVITIES
Purchase of businesses (note 2).............................   (757.6)     --         --
Proceeds from disposal of businesses (note 3)...............    187.1        5.7       52.5
Short-term investments......................................    101.5      (51.7)     (71.1)
Capital expenditures........................................   (249.6)     (76.3)     (21.8)
Proceeds from sale and leaseback of assets..................     42.6      --          35.5
Deferred development costs..................................    (31.1)     (13.7)     --
Deferred pre-operating costs................................    (15.1)      (4.2)      (1.9)
Other assets................................................    (33.0)      (7.8)     (10.1)
                                                              -------    -------    -------
NET CASH USED IN CONTINUING INVESTING ACTIVITIES............   (755.2)    (148.0)     (16.9)
                                                              -------    -------    -------
FINANCING ACTIVITIES
Proceeds from long-term debt................................    755.8      --         --
Repayments of long-term debt................................   (195.6)     (16.2)      (5.5)
Dividends paid..............................................    (24.8)     (21.2)     (20.4)
Purchase of capital stock...................................    --          (1.3)     (36.3)
Common stock issuance.......................................      6.1        6.9        3.9
Other.......................................................     (2.3)      (3.0)      (3.3)
                                                              -------    -------    -------
NET CASH PROVIDED BY (USED IN) CONTINUING FINANCING
  ACTIVITIES................................................    539.2      (34.8)     (61.6)
NET CASH (USED IN) PROVIDED BY DISCONTINUED ACTIVITIES
  (NOTE 3)..................................................    (24.5)      10.4       20.1
EFFECT OF FOREIGN EXCHANGE RATE CHANGES ON CASH.............     (0.6)       6.0       (3.1)
                                                              -------    -------    -------
NET (DECREASE) INCREASE IN CASH.............................    (68.0)      (6.7)     137.9
CASH AT BEGINNING OF YEAR...................................    156.8      163.5       25.6
                                                              -------    -------    -------
CASH AT END OF YEAR.........................................  $  88.8    $ 156.8    $ 163.5
                                                              =======    =======    =======

                                    CAE INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      YEARS ENDED MARCH 31, 2002 AND 2001
                      (AMOUNTS IN MILLIONS OF CDN DOLLARS)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The accounting policies of CAE Inc. ("CAE" or "the Company") and its subsidiaries conform with Canadian generally accepted accounting principles ("GAAP").

    NATURE OF OPERATIONS

    CAE designs and provides simulation equipment and services and develops integrated training solutions for the military, commercial airlines, business aircraft operators, aircraft manufacturers and marine vessel operators.

    CAE's flight simulators replicate aircraft performance in normal and abnormal operations and a comprehensive set of environmental conditions, utilizing visual systems with an extensive database of airports, other landing areas and flying environments and motion and sound cues to create a fully immersive training environment. The Company offers a full range of flight training devices based on the same software used in its simulators. CAE is developing a global network of training centres in locations around the world.

    The Company also provides simulators and training services for sea and land-based activities and supplies marine automation systems for military and civil applications. CAE's marine control systems monitor and control propulsion, electrical steering, ancillary, auxiliary and damage control systems.

    CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and all subsidiaries. All inter-corporate accounts and transactions have been eliminated. Acquisitions are accounted for by the purchase method and, accordingly, the results of operations of subsidiaries are included from the dates of acquisition. Entities jointly controlled, referred to as joint ventures, are proportionately consolidated. Portfolio investments are accounted for using the cost method.

    REVENUE RECOGNITION

    Revenue from long-term contracts for building simulators and training and control systems is recognized using the percentage-of-completion method where revenue, earnings and unbilled accounts receivable are recorded as related costs are incurred, on the basis of percentage costs incurred to date on a contract, relative to the estimated total costs. Revisions in cost and earnings estimates during the term of the contract are reflected in the period in which the need for revision becomes known. Losses, if any, are recognized fully when first anticipated. Generally, the terms of long-term contracts provide for progress billing based on completion of certain phases of work. Warranty provisions are recorded at the time revenue is recognized, based on past experience. No right of return or complimentary upgrades are provided to customers. Post-delivery customer support is billed separately and revenue is recorded ratably over the support period.

    Training service revenues are recognized in the period such services are provided. All other revenue is recorded and related costs transferred to cost of sales at the time the product is delivered and the benefits and the risks of ownership associated with the product are transferred to the customer.

    CASH AND SHORT-TERM INVESTMENTS

    Cash consists of cash and cash equivalents which are short-term, highly liquid investments with maturities of 90 days and less. Short-term investments include money market instruments and commercial paper carried at the lower of cost or market value.

    INVENTORIES

    Inventories are stated at the lower of average cost and net realizable value. Cost includes material, labour and an allocation of manufacturing overhead.

    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost. The declining balance and straight-line methods are used in computing amortization over the estimated useful lives of the assets. Useful lives are estimated as follows:

    Building and improvements...................................  20 to 40 years
    Machinery and equipment.....................................  3 to 10 years
    Simulators..................................................  15 to 30 years

    The Company regularly reviews the carrying value of its property, plant and equipment. If their carrying value exceeds the amount recoverable, a write-down is charged to earnings.

                                    CAE INC.

                      YEARS ENDED MARCH 31, 2002 AND 2001
                      (AMOUNTS IN MILLIONS OF CDN DOLLARS)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    LEASES

    Leases entered into by the Company in which substantially all the benefits and risks of ownership are transferred to the Company are recorded as capital leases and classified as property, plant and equipment and long-term borrowings. All other leases are classified as operating leases under which leasing costs are expensed in the period in which they are incurred. Gains and losses on the sale and leaseback of assets are deferred and amortized over the term of the lease.

    BUSINESS COMBINATIONS, GOODWILL AND INTANGIBLE ASSETS

    During the first quarter of 2002, the Company adopted the CANADIAN INSTITUTE OF CHARTERED ACCOUNTANTS ("CICA") HANDBOOK Section 1581, "Business Combinations", which requires all business combinations to be accounted for using the purchase method. In addition, any goodwill and intangible assets with indefinite useful lives acquired in a business combination are to be accounted for under CICA HANDBOOK Section 3062, "Goodwill and Other Intangible Assets". This section requires that goodwill and intangible assets with indefinite useful lives not be amortized. Their fair value is to be assessed annually and, if necessary, written down for any impairment. (See note 8 for the impact of the adoption of the new standard).

    Goodwill represents the cost of investments in subsidiaries in excess of the fair value of the net identifiable assets acquired. Goodwill for acquisitions made prior to fiscal 2002 was amortized up to March 31, 2001 using the straight-line method over 40 years.

    Intangible assets are recorded at their allocated cost at the date of acquisition of the related operating companies. Amortization is provided for all intangible assets on a straight-line basis over their estimated useful lives. Useful lives are estimated as follows:

                                                                                     WEIGHTED
                                                                                     AVERAGE
                                                                   AMORTIZATION    AMORTIZATION
                                                                      PERIOD          PERIOD
                                                                  --------------   ------------
                                                                           20 to
    Trade names.................................................       25 years         20
    Backlog and contractual agreements..........................  1 to 10 years          6
                                                                           20 to
    Customer relationships......................................       25 years         24
                                                                           10 to
    Other.......................................................       20 years         11

    INTEREST CAPITALIZATION

    Interest costs relating to the construction of training centres are capitalized as part of the cost of property, plant and equipment. Capitalization of interest ceases when the training centre is completed and ready for productive use.

    FOREIGN CURRENCY TRANSLATION

    Assets and liabilities denominated in currencies other than Canadian dollars are translated at exchange rates in effect at the balance sheet date. Revenue and expense items are translated at average rates of exchange for the year. Translation gains or losses are included in the determination of earnings, except for gains or losses arising on translation of accounts of foreign subsidiaries considered self-sustaining and gains or losses arising from the translation of foreign currency debt that has been designated as a hedge of the net investment in subsidiaries, which are deferred as a separate component of shareholders' equity.

    Gains or losses arising from the translation of foreign currency debt not designated as a hedge of the net investment in subsidiaries are deferred, included in other assets and amortized on a straight-line basis over the term of the debt.

    Effective April 1, 2002, the Company will no longer amortize the exchange gains or losses arising on the translation of long-term foreign currency denominated items, in accordance with a recent amendment to CICA HANDBOOK
    Section 1650 on Foreign Currency Translation. The exchange gains or losses arising on translation will be included in earnings as incurred. At
    March 31, 2002, the unamortized exchange loss relating to the existing long-term foreign currency items amounted to $9.2 million
    (2001 -- $7.6 million; 2000 -- $4.6 million; 1999 -- $6.0 million). This standard will be applied retroactively and consequently, prior years' financial statements will be restated through a charge to fiscal 2002 earnings of $1.1 million (2001 -- $2.0; 2000 -- ($1.0)), net of
    $0.5 million (2001 -- $1.0; 2000 -- ($0.4)) in taxes, and a charge to fiscal 2000 opening retained earnings of $4.3 million, net of $1.7 million of taxes.

    RESEARCH AND DEVELOPMENT COSTS

    Research costs are charged to earnings in the periods in which they are incurred. Development costs are also charged in the period incurred unless they meet the criteria for deferral. Government assistance arising from research and development costs is deducted from the related cost. Amortization of development costs deferred to future periods commences with the commercial production of the product and is charged to earnings based on anticipated sales of the product, over a period not exceeding 5 years.

                                    CAE INC.

                      YEARS ENDED MARCH 31, 2002 AND 2001
                      (AMOUNTS IN MILLIONS OF CDN DOLLARS)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    PRE-OPERATING COSTS

    The Company defers expenditures related to the operation of all new training centres until the opening of the centre. Expenditures directly related to placing a new training centre into commercial service are incremental in nature and are considered by management to be recoverable from the future operations of the new training centre. Capitalization ceases at the opening of the training centre. Amortization of the deferred costs is taken over 5 to 20 years based on the expected period and pattern of benefit of the deferred expenditures.

    DEFERRED FINANCING COSTS

    Costs incurred relating to the issuance of long-term debt are deferred and amortized over the term of the related debt.

    INCOME TAXES

    Future income taxes relate to the expected future tax consequences of differences between the carrying amount of balance sheet items and their corresponding tax values. Future tax assets are recognized only to the extent that, in the opinion of management, it is more likely than not that the future income tax assets will be realized. Future income tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment or substantive enactment.

    Investment tax credits arising from research and development are deducted from the related costs and are accordingly included in the determination of earnings in the same year as the related costs. Investment tax credits arising from the acquisition of property, plant and equipment and deferred development costs are deducted from the cost of those assets with amortization calculated on the net amount.

    On April 1, 2000, CAE adopted the recommendations of the CICA HANDBOOK section 3465, "Income Taxes", which replaces the deferral method with the liability method of tax allocation. CAE applied the new recommendations retroactively without restating prior years. The cumulative effect of adopting the new recommendations as at April 1, 2000, was to increase net future income tax assets by $12.8 million, increase net future income tax liabilities by $27.0 million, increase other assets by $30.8 million, reduce income taxes recoverable by $18.3 million, reduce net assets of discontinued operations by $2.8 million and reduce retained earnings by $4.3 million.

    PENSIONS

    The Company accrues its obligations under employee pension plans and the related costs, net of plan assets. The cost of pensions is actuarially determined using the projected benefits method pro rated on service, expected plan investment performance, salary escalation and retirement ages of employees. For the purpose of calculating the expected return on plan assets, those assets are valued at fair market value.

    The excess of the net actuarial gain (loss) over 10% of the greater of the benefit obligation and the fair value of plan assets is amortized over the remaining service period of active employees.

    On April 1, 2000, CAE adopted the recommendations of the CICA Handbook section 3461, Employee Future Benefits, which changes the accounting for pensions and other types of employee future benefits. The new recommendation was adopted retroactively through an adjustment to retained earnings and prior year results have not been restated. As a result, a liability for employee future benefits of $1.7 million was recorded and a corresponding charge to retained earnings was taken.

    STOCK-BASED COMPENSATION PLANS

    The Company's stock-based compensation plans consist of an Employee Stock Option Plan ("ESOP"), an Employee Stock Purchase Plan ("ESPP") and Deferred Share Unit ("DSU") plans for directors and key executives which are described in note 12. No compensation expense is recognized for the ESOP when stock options are issued to employees. Consideration paid by employees on the exercise of stock options is credited to capital stock. A compensation expense is recognized for the Company's portion of the contributions made under the ESPP and for amounts due under the DSU plans.

    The CICA has issued a new standard on the measurement of stock options and other stock-based compensation for fiscal years beginning on or after January 1, 2002. This standard applies to awards granted after January 1, 2002, and is to be applied prospectively. The Company will not change the method currently used to account for stock options granted to employees, but will provide the required pro forma disclosures on the impact of the fair value method, which produces estimated compensation charges. Stock compensation arrangements that can be settled in cash will continue to be recognized as compensation expense.

    DERIVATIVE FINANCIAL INSTRUMENTS

    The Company enters into forward, swap and option contracts to manage its exposure to fluctuations in interest rates and foreign exchange rates. These derivative financial instruments are effective in meeting the risk reduction objectives of the Company by

                                    CAE INC.

                      YEARS ENDED MARCH 31, 2002 AND 2001
                      (AMOUNTS IN MILLIONS OF CDN DOLLARS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) generating offsetting cash flows related to the underlying position in respect of amount and timing. CAE does not hold or issue derivative financial instruments for trading purposes.

    The foreign currency risk associated with purchase and sale commitments denominated in a foreign currency is hedged through a combination of forward contracts and options. The foreign currency gains and losses on these contracts are not recognized in the consolidated financial statements until the underlying firm commitment is recorded in earnings. At that time, the gains or the losses on such derivatives are recorded in earnings as an adjustment to the underlying transaction. Premiums paid with respect to options are deferred and charged to net earnings over the contract period.

    Interest rate swap contracts are designated as hedges of the interest rate of certain financial instruments. The interest payments relating to swap contracts are recorded in net earnings over the life of the underlying transaction on an accrual basis as an adjustment to interest income or interest expense.

    Beginning in fiscal 2004, the Company will adopt the new CICA accounting guideline, which establishes certain conditions for when hedge accounting may be applied. The Company is studying the new guideline but has not yet determined its impact.

    EARNINGS PER SHARE

    The calculation of earnings per share is based on the weighted average number of shares issued and outstanding. Diluted earnings per share is calculated by dividing net earnings available to common shareholders by the weighted average shares used in the basic earnings per share calculation plus the number of common shares that would be issued assuming conversion of all potentially dilutive common shares outstanding using the treasury stock method.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of the contingent assets and liabilities at the date of the financial statements and revenue and expenses for the period reported. Actual results could differ from those estimates.

2.  BUSINESS ACQUISITIONS

    During the fiscal year, CAE completed four strategic acquisitions, two of which accelerated CAE's move into aviation training, one which significantly improved the Company's access to the US defence market and one which provided immediate entry into the commercial marine control systems market.

    On April 2, 2001, the Company acquired all of the issued and outstanding shares of BAE Systems Flight Simulation and Training Inc. located in Tampa, Florida, for a total cash consideration of US$76 million. The business has a well-established position in the US defence market for the manufacture of transport and helicopter simulation equipment and has significant training and support service activities for both civil and military markets.

    On August 1, 2001, the Company acquired all of the issued and outstanding shares of Valmarine AS of Norway, for a cash consideration of NOK238.6 million and a CAE share issuance of NOK125.4 million, based on the average closing price of CAE's shares for the 10 days prior to August 1st. Valmarine is the global leader for marine control systems for the commercial market. The purchase price is subject to adjustment based on the future performance of the business. Contingent consideration up to a maximum of NOK58 million will be recognized as an additional cost of the purchase when the contingency is resolved.

    On August 24, 2001, the Company acquired all of the issued and outstanding shares of the Netherland-based Schreiner Aviation Training B.V. for a total cash consideration of E193.4 million. The business provides simulator and ground-school civil aviation training.

    On December 31, 2001, the Company acquired all of the issued and outstanding shares of SimuFlite Training International Inc. ("SimuFlite"), based in Dallas, Texas, for a total cash consideration of US$210.9 million. In addition, property, plant and equipment in the amount of US$54 million were sold to the vendor and leased back. SimuFlite is the world's second largest provider of business aviation training.

    These acquisitions were accounted for under the purchase method and their operating results have been included from the respective acquisition dates.

                                    CAE INC.

                      YEARS ENDED MARCH 31, 2002 AND 2001
                      (AMOUNTS IN MILLIONS OF CDN DOLLARS)

2.  BUSINESS ACQUISITIONS (CONTINUED)
    The net assets acquired are summarized as follows:

                                                             BAE SYSTEMS    VALMARINE AS    SCHREINER   SIMUFLITE    TOTAL
                                                             ------------   -------------   ---------   ---------   --------
    Current assets.........................................     $ 36.2          $16.3        $ 15.3      $ 23.0     $  90.8
    Current liabilities....................................      (65.8)          (8.7)        (37.0)       (8.2)     (119.7)
    Property, plant and equipment..........................       59.0            0.5         167.9       262.0       489.4
    Intangible assets
      Trade names..........................................     --                3.2         --           37.1        40.3
      Customer relations...................................     --                9.8          66.0        29.2       105.0
      Customer contractual agreements......................     --                2.3           2.2         3.6         8.1
      Other intangible.....................................        2.5            3.1         --            7.0        12.6
    Goodwill...............................................      104.2           40.4         102.8       106.3       353.7
    Future income taxes....................................       36.6           (3.9)        (34.2)       15.1        13.6
    Long-term debt.........................................      (17.3)        --             (23.1)      (52.4)      (92.8)
    Long-term liabilities..................................      (36.1)        --             --          --          (36.1)
                                                                ------          -----        ------      ------     -------
                                                                 119.3           63.0         259.9       422.7       864.9
    Less: Sale and leaseback of assets.....................     --             --             --          (86.2)      (86.2)
         Shares issued (note 11)...........................     --              (21.1)        --          --          (21.1)
                                                                ------          -----        ------      ------     -------
    Total cash consideration:..............................     $119.3          $41.9        $259.9      $336.5     $ 757.6
                                                                ======          =====        ======      ======     =======

    The net assets of Schreiner, SimuFlite and approximately 10% of the net assets of BAE Systems are included in the Civil Simulation and Training segment. The balance of the net assets of BAE Systems and Valmarine are included in the Military Simulation and Marine Controls segment.

    The goodwill on the SimuFlite acquisition is the sole deductible goodwill for tax purposes.

    The allocation of the purchase price is based on management's estimate of the fair value of assets acquired and liabilities assumed. Allocation of the purchase price involves a number of estimates as well as gathering of information over a number of months. This estimation process will be completed in the next six months and accordingly there may be some changes to the goodwill and intangibles values presented above for Valmarine as well as adjustments to Simuflite arising from the finalization of amounts with the seller.

3.  DISCONTINUED OPERATIONS

    On December 3, 1999, the Corporation completed the sale of substantially all of the assets of its Railway Technologies and Services business segment for an amount of $65.6 million, resulting in an after-tax gain on disposition of $13.6 million.

    On February 2, 2000, the Board of Directors approved a plan to divest its Cleaning Technologies and Energy Control Systems businesses. On May 31, 2000 the Company completed the sale of substantially all of the assets of the Energy Control Systems businesses to SNC-Lavalin. The net assets of the Cleaning Technologies operations were written down to their estimated realizable values as at March 31, 2001.

    On December 18, 2001, the Board of Directors approved a plan to divest its Forestry Systems. As a result of the planned divestiture, the results of operations for the Forestry Systems have been reported separately in the consolidated statements of earnings together with its Cleaning Technologies businesses and Railway Technologies and Services (together the "Discontinued Operations"). Previously reported financial statements have been restated and interest expense has been allocated to the Discontinued Operations based on their share of the Company's net assets.

    On February 28, 2002, the Company completed the sale of two of CAE's Cleaning Technologies operations. The Company sold CAE Ransohoff Inc., of Cincinnati, Ohio and CAE Ultrasonics Inc., of Jamestown, New York, to the former management of these operations for a total consideration of US$21.4 million, comprised of US$9.2 million cash, a holdback of US$1.6 million payable within 120 days of closing subject to completing an audit of the closing date financial position and the balance in long-term subordinated notes, with senior debt financing. The remaining net assets of the Cleaning Technologies operations were written down to their estimated realizable values as at March 31, 2002.

                                    CAE INC.

                      YEARS ENDED MARCH 31, 2002 AND 2001
                      (AMOUNTS IN MILLIONS OF CDN DOLLARS)

3.  DISCONTINUED OPERATIONS (CONTINUED)
    On March 28, 2002, CAE completed the sale of its fiber screening business to the Advanced Fiber Technologies Income Fund ("AFT") for cash proceeds of $162 million.

    The remaining Discontinued Operations are expected to be sold within the next six months.

    Summarized financial information for the discontinued operations is as follows:

                                                                    2002       2001       2000
                                                                  --------   --------   --------
    Revenue
      Railway Technologies and Services.........................   $--        $--        $ 46.4
      Cleaning Technologies.....................................     86.5      119.5      127.3
      Forestry systems..........................................    193.5      300.0      299.2
                                                                   ------     ------     ------
                                                                   $280.0     $419.5     $472.9
                                                                   ------     ------     ------
    Net earnings from Forestry Systems prior to measurement
      date, net of tax
      (2002 -- $4.0; 2001 -- $14.9; 2000 -- $12.7)..............   $  8.5     $ 29.5     $ 28.4
    Net gain from Forestry Systems after measurement date net of
      tax  -- $15.2.............................................     17.9      --         --
    Net loss from Cleaning Technologies, prior to measurement
      date net of tax recovery
      (2000 -- $3.1)............................................    --         --          (6.0)
    Net gain from Railway Technologies and Services, net of tax
      of $2.7...................................................    --         --          13.8
    Net (loss) from Cleaning Technologies after measurement
      date, net of tax recovery
      (2002 -- $7.3; 2001 -- $18.9).............................    (25.1)     (26.6)     --
                                                                   ------     ------     ------
    Net earnings from discontinued operations...................   $  1.3     $  2.9     $ 36.2
                                                                   ======     ======     ======

                                                                    2002       2001       2000
                                                                  --------   --------   --------
    Net cash (used in) provided by operating activities.........   $(15.9)    $ 23.6     $ 40.1
    Net cash used in investing activities.......................     (4.7)     (11.1)     (19.5)
    Net cash used in financing activities.......................     (3.9)      (2.1)      (1.0)
                                                                   ------     ------     ------
    Net cash (used in) provided by discontinued operations......   $(24.5)    $ 10.4     $ 19.6
                                                                   ======     ======     ======

                                                                           2002                      2001
                                                                  -----------------------   -----------------------
                                                                  FORESTRY     CLEANING     FORESTRY     CLEANING
                                                                  SYSTEMS    TECHNOLOGIES   SYSTEMS    TECHNOLOGIES
                                                                  --------   ------------   --------   ------------
    Current assets..............................................   $40.8        $ 20.8       $ 79.6       $ 82.7
    Property, plant and equipment, net..........................    15.7           5.4         50.5         16.6
    Goodwill....................................................    30.2           9.2        122.5         17.4
    Other assets................................................     0.6           1.1          0.7          0.9
                                                                   -----        ------       ------       ------
                                                                    87.3          36.5        253.3        117.6
                                                                   -----        ------       ------       ------
    Assets of discontinued operations...........................                $123.8                    $370.9
                                                                                ======                    ======
    Current liabilities.........................................    26.4          13.7         71.1         26.1
    Other liabilities...........................................     0.4        --              9.2          0.2
                                                                   -----        ------       ------       ------
                                                                   $26.8        $ 13.7       $ 80.3       $ 26.3
                                                                   -----        ------       ------       ------
    Liabilities of discontinued operations......................                $ 40.5                    $106.6
                                                                                ======                    ======

                                    CAE INC.

                      YEARS ENDED MARCH 31, 2002 AND 2001
                      (AMOUNTS IN MILLIONS OF CDN DOLLARS)

4.  ACCOUNTS RECEIVABLE

                                                                    2002       2001
                                                                  --------   --------
    Trade.......................................................   $107.8     $ 69.7
    Allowance for doubtful accounts.............................     (6.8)      (5.6)
    Unbilled receivables........................................    223.8      156.3
    Other receivables...........................................     53.4       25.2
                                                                   ------     ------
                                                                   $378.2     $245.6
                                                                   ======     ======

    Approximately $10 million of the March 31, 2002 unbilled receivables are not expected to be recovered within one year.

5.  INVENTORIES

                                                                    2002       2001
                                                                  --------   --------
    Work-in-progress............................................   $105.9     $ 81.1
    Raw materials, supplies and manufactured products...........     25.0       18.3
                                                                   ------     ------
                                                                   $130.9     $ 99.4
                                                                   ======     ======

6.  PROPERTY, PLANT AND EQUIPMENT

                                                                    2002                                  2001
                                                     -----------------------------------   -----------------------------------
                                                                ACCUMULATED    NET BOOK               ACCUMULATED    NET BOOK
                                                       COST     AMORTIZATION     VALUE       COST     AMORTIZATION     VALUE
                                                     --------   ------------   ---------   --------   ------------   ---------
    Land...........................................   $ 19.2       $--          $ 19.2      $ 10.1       $--          $ 10.1
    Buildings and improvements.....................    229.6         40.4        189.2       121.4         32.6         88.8
    Machinery and equipment........................    229.7        105.8        123.9        99.8         83.4         16.4
    Simulators.....................................    369.5         13.8        355.7        45.1          7.1         38.0
    Assets under construction
      Buildings....................................      4.5       --              4.5         5.8       --              5.8
      Equipment....................................    146.0       --            146.0        68.1       --             68.1
                                                      ------       ------       ------      ------       ------       ------
                                                      $998.5       $160.0       $838.5      $350.3       $123.1       $227.2
                                                      ======       ======       ======      ======       ======       ======

7.  INTANGIBLE ASSETS

                                                                                 2002
                                                                  -----------------------------------
                                                                             ACCUMULATED    NET BOOK
                                                                    COST     AMORTIZATION     VALUE
                                                                  --------   ------------   ---------
    Trade names.................................................   $ 40.5        $0.5        $ 40.0
    Customer relations..........................................    104.9         1.8         103.1
    Customer contractual agreements.............................      7.9         0.1           7.8
    Other intangible assets.....................................     13.1         0.6          12.5
                                                                   ------        ----        ------
                                                                   $166.4        $3.0        $163.4
                                                                   ======        ====        ======

    Civil Aviation and Training intangible assets include $37.3 million in trade names, $95.1 million in customer relations, $5.6 million in customer contractual agreements and $7.5 million in other intangibles. Military Simulation and Marine Controls intangibles include $3.2 million in trade names, $9.8 million in customer relations, $2.3 million in customer contractual agreements and $5.6 million in other intangibles. The yearly estimated amortization expense for the five following years will be approximately $9.0 million.

                                    CAE INC.

                      YEARS ENDED MARCH 31, 2002 AND 2001
                      (AMOUNTS IN MILLIONS OF CDN DOLLARS)

7.  INTANGIBLE ASSETS (CONTINUED)
    The continuity of intangible assets by business segment is as follows:

                                                                                        2002
                                                                  -------------------------------------------------
                                                                  CIVIL SIMULATION   MILITARY SIMULATION
                                                                    AND TRAINING     AND MARINE CONTROLS    TOTAL
                                                                  ----------------   -------------------   --------
    Beginning balance...........................................      -$-                 --$               $--
    Additions...................................................        145.1                20.9            166.0
    Amortization................................................         (2.7)               (0.3)            (3.0)
    Foreign exchange............................................         (0.9)                1.3              0.4
                                                                       ------               -----           ------
    Ending balance..............................................       $141.5               $21.9           $163.4
                                                                       ======               =====           ======

8.  GOODWILL

    The following table summarizes the impact of the adoption of the new standard:

                                                                    2002       2001       2000
                                                                  --------   --------   --------
                                                                       (amounts in millions
                                                                     except per share amount)
    Reported net earnings.......................................   $150.6     $108.1     $ 98.5
    Add back goodwill amortization..............................    --           5.1        6.3
                                                                   ------     ------     ------
    Adjusted net earnings.......................................   $150.6     $113.2     $104.8
                                                                   ======     ======     ======
    Reported net earnings and diluted net earnings per share....   $ 0.69     $ 0.50     $ 0.45
    Add back goodwill amortization..............................    --          0.02       0.03
                                                                   ------     ------     ------
    Adjusted net earnings and diluted net earnings per share....   $ 0.69     $ 0.52     $ 0.48
                                                                   ======     ======     ======

    The continuity of goodwill by business segment is as follows:

                                                              2002                                     2001
                                             --------------------------------------   --------------------------------------
                                             CIVIL SIMULATION   MILITARY SIMULATION   CIVIL SIMULATION   MILITARY SIMULATION
                                               AND TRAINING     AND MARINE CONTROLS     AND TRAINING     AND MARINE CONTROLS
                                             ----------------   -------------------   ----------------   -------------------
    Beginning balance......................      -$-                  $ 18.5              -$-                   $22.2
    Additions..............................        219.0               134.7              --                  --
    Amortization...........................      --                  --                   --                     (0.6)
    Foreign exchange.......................         (1.2)                4.5              --                     (3.1)
                                                  ------              ------               ------               -----
    Ending balance.........................       $217.8              $157.7              -$-                   $18.5
                                                  ------              ------               ------               -----
    Total goodwill.........................                           $375.5                                    $18.5
                                                                      ======                                    =====

                                    CAE INC.

                      YEARS ENDED MARCH 31, 2002 AND 2001
                      (AMOUNTS IN MILLIONS OF CDN DOLLARS)

9.  OTHER ASSETS

                                                                    2002       2001
                                                                  --------   --------
    Investment tax credits (i)..................................   $  0.7     $25.4
    Investment in and advances to CVS Leasing Ltd. (ii).........     24.0      21.0
    Deferred pre-operating costs................................     26.6      13.7
    Deferred development costs (iii)............................     30.1      13.7
    Deferred financing costs....................................     16.3      --
    Restricted cash (note 10A (iv)).............................     15.6      --
    Other.......................................................     25.2       9.0
                                                                   ------     -----
                                                                   $138.5     $82.8
                                                                   ======     =====

    (i) Investment tax credits are available to reduce future federal income taxes payable in Canada.

    (ii) The Company led a consortium which was contracted by the U.K. Ministry of Defence ("MoD") to design, construct, manage, finance and operate an integrated simulator based aircrew training facility for the Medium Support Helicopter fleet of the Royal Air Force. The contract covers a 40-year period, which can be terminated by the MoD after 20 years, in 2018.

       In connection with the contract, the Company has established a subsidiary, CAE Aircrew Training Plc ("Aircrew"), of which it owns 74% with the balance held by the other consortium partners. This subsidiary has leased the land from the MoD, has built the facility and operates the training centre, and has been consolidated with the accounts of the Company.

       In addition, the Company has a minority shareholding of 11% in, and has advanced funds to, CVS Leasing Ltd. (CVS), a company established to acquire the simulators and other equipment that are leased to Aircrew. CVS obtained project financing which amounts to L79 million at March 31, 2002 and expires in October 2015. This financing is secured solely by the assets of CVS with no recourse to CAE.

   (iii) Research and development expenditures aggregated $104.7 million during the year (2001 -- $104.9 million; 2000 -- $108.3 million). The Company has received government assistance of $15.8 during the year
         (2001 -- $3.5 million; 2000 -- $8.0 million), of which $9.5 million (2001 -- nil; 2000 -- nil) was recorded against deferred costs incurred to develop new products.

10. DEBT FACILITIES

    A. LONG-TERM DEBT

                                                                    2002       2001
                                                                  --------   --------
    Senior notes (i)............................................   $192.1     $190.4
    Revolving unsecured term credit facilities,
      5 years maturing April 2006, US$350.0 (ii) (outstanding
        March 31, 2002 -- $25.0 and US$139.0)...................    246.4      --
      5 years maturing April 2006, Euro100.0 (2001 -- DM65.0)
        (ii)....................................................    --          46.1
      18 months, maturing June 2003, (US$200.0) (iii)
        (outstanding March 31, 2002 -- US$174.0)................    277.3      --
    Term loan of US$36.4, secured, maturing in 2009 (iv)........     58.0      --
    Term loan of L12.7, secured, maturing in 2015 (v)...........     25.9       26.8
    Grapevine Industrial Development Corporation bonds, secured,
      (US$8.0 and US$19.0), maturing in 2010 and 2013 (vi)......     43.1      --
    Secured loans, (US$5.8 and RMB29.0) (vii)...................     14.3      --
    Unsecured loans, (US$8.6 and L9.2) (viii)...................     34.4      --
    Obligations under capital lease commitments (ix)............     35.0        2.0
                                                                   ------     ------
                                                                    926.5      265.3
    Less: Long-term debt due within one year....................     37.5        2.3
                                                                   ------     ------
                                                                   $889.0     $263.0
                                                                   ======     ======

                                    CAE INC.

                      YEARS ENDED MARCH 31, 2002 AND 2001
                      (AMOUNTS IN MILLIONS OF CDN DOLLARS)

10. DEBT FACILITIES (CONTINUED)
    (i) Pursuant to a private placement with certain investors, the Company borrowed US$108 million and $20 million. These unsecured senior notes rank equally with the term bank financing with fixed repayment amounts in 2005, 2007, 2009 and 2012. Fixed interest at an average rate of 7.5% is payable semi-annually in June and December. The Company has entered into interest rate swap agreements converting the initial fixed interest rate into a 3-month BA borrowing plus 1.05% on $52.5 million of the senior notes.

    (ii) These facilities are unsecured and the interest rate payable is based on LIBOR (BAs) or EURIBOR plus 0.50%. The Company has entered into interest rate swap agreements to fix the rate. Of this amount, $205 million is fixed until February 2003 with an average rate of 2.72%, and $35 million has been fixed until April 2006 at a rate of 4.97%. The average interest rate for the period ended March 31, 2002 is 5.2% (2001 -- 4.6%; 2000 -- 3.4%).

   (iii) The revolving credit facility of US$200 million expires in June 2003. The facility is unsecured and the interest rate payable is based on LIBOR plus 0.50%.

    (iv) The Company arranged project financing for its training centre in Sao Paulo, Brazil. This term loan is secured by the assets of the training centre and $15.6 million in restricted cash and is repayable semi-annually until April 30, 2009. Interest on the loan is charged at a rate approximating 7.7%.

    (v) The Company arranged project financing for one of its subsidiaries to finance the Company's Medium Support Helicopter Programme for the MoD in the United Kingdom. The credit facility includes a term loan that is secured by the project assets of the subsidiary and is repayable over 18 years to October 1, 2015. The facility also includes a standby loan of L4.0 million and a working capital loan of L1.0 million, both maturing in October 2015. Interest on the loans is charged at a rate approximating LIBOR plus 1.00%. The Company has entered into interest rate swaps totaling L10.3 million fixing the interest rate at approximately 6.82% (note 9(ii)).

    (vi) Airport Improvement Revenue Bonds issued by the Grapevine Industrial Development Corporation, Grapevine, Texas for amounts of
         US$8.0 million and US$19.0 million and maturing respectively in 2010 and 2013. The Bonds are secured by real property improvements, fixtures and specified simulation equipment. The rate is the lesser of the lawful rate and 80% of the 91-day T-Bill rate, which approximates 2.83% for the period ended March 31, 2002.

   (vii) Secured loans consist of a US$5.8 million loan secured by property, plant and equipment expiring in June 2002 with interest payable based on commercial paper (USA) plus 1% and a loan of RMB29 million expiring in December 2011 with interest at 6.83%.

  (viii) Unsecured loans consist of a US$8.6 million loan expiring in 2002 with interest rate payable based on LIBOR plus 0.90% and a loan of L9.2 million expiring from September 2004 to March 2030 with interest at an average rate of 5.6%.

    (ix) The effective interest rate on obligations under capital leases was approximately 5.3% (2001 -- 5.2%; 2000 -- 7%).

    (x) Payments required in each of the next five years to meet the retirement provisions of the long-term debt are as follows:

    Years ending March 31,
      2003......................................................   $ 37.5
      2004......................................................    289.4
      2005......................................................     14.0
      2006......................................................     31.9
      2007......................................................    258.4
      Thereafter................................................    295.3
                                                                   ------
                                                                   $926.5
                                                                   ======

                                    CAE INC.

                      YEARS ENDED MARCH 31, 2002 AND 2001
                      (AMOUNTS IN MILLIONS OF CDN DOLLARS)

10. DEBT FACILITIES (CONTINUED)
    (xi) Details of net interest expense (income) are as follows:

                                                                    2002       2001       2000
                                                                  --------   --------   --------
    Interest expense (income)...................................   $30.2      $(2.3)     $13.8
    Allocation of interest expense to discontinued operations...    (3.6)      (4.0)      (6.5)
    Interest capitalized........................................    (3.9)      --         --
                                                                   -----      -----      -----
    Interest expense (income) as reported.......................   $22.7      $(6.3)     $ 7.3
                                                                   =====      =====      =====

    B. SHORT-TERM DEBT

    The Company has unused unsecured bank lines of credit available in various currencies totaling $57.8 million (2001 -- $85 million). The effective rate on the short-term borrowings was 5.6% (2001 -- 8.4%; 2000 -- 7.6%).

    Certain of the Company's debt instruments include customary positive and negative covenants which include interest coverage, leverage ratios, and restrictions on the sale of assets. The Company is in compliance with its debt covenants.

11. CAPITAL STOCK

    (i) The Company's articles of incorporation authorize the issuance of an unlimited number of preferred shares, issuable in series, and an unlimited number of common shares. To date, the Company has not issued any preferred shares.

    (ii) A reconciliation of the issued and outstanding common shares of the Company is as follows:

                                                                           2002                     2001
                                                                  ----------------------   ----------------------
                                                                   NUMBER OF     STATED     NUMBER OF     STATED
                                                                   SHARES(D)     VALUE      SHARES(D)     VALUE
                                                                  -----------   --------   -----------   --------
    Balance at beginning of year................................  216,399,856    $159.4    215,158,370    $152.3
    Stock options exercised.....................................   1,118,400        6.1     1,413,076        6.9
    Stock dividends (a).........................................      17,605        0.2        34,410        0.3
    Purchase of capital stock (b)...............................      --          --         (206,000)      (0.1)
    Treasury issue (note 2).....................................   1,419,919       21.1        --          --
                                                                  -----------    ------    -----------    ------
    Balance at end of year......................................  218,955,780    $186.8    216,399,856    $159.4
                                                                  ===========    ======    ===========    ======

    (a) The Company provides that its shareholders may elect to receive common stock dividends in lieu of cash dividends.

    (b) During the first quarter of fiscal 2001 the Company purchased 206,000 common shares on the Toronto Stock Exchange under its normal course issuer bid. The Company has purchased 8,877,000 common shares since the inception of the program on June 21, 1999. Shares purchased by the Company were cancelled. The bid expired on June 20, 2000.

    (c) The Company has an amended and restated shareholder protection rights plan agreement whereby one right has been issued for each outstanding common share of the Company. The rights remain attached to the shares and are not exercisable until the occurrence of certain designated events. Upon the occurrence of such an event, the right entitles a shareholder of the Company to acquire additional common shares from treasury at half their market value. The rights expire on the date immediately after the Company's Annual Meeting of Shareholders to be held in 2003, unless terminated at an earlier date by the Board of Directors.

    (d) On June 20, 2001, the Board of Directors declared a 100% stock dividend in respect of the common shares in the capital of the Company, effectively achieving a two-for-one split of CAE's outstanding common shares. The stock dividend was payable to shareholders of record at the close of business on July 9, 2001 ("Record Date"), on the basis of one additional share for each common share held as of the Record Date. CAE's common shares commenced trading on a split basis on July 5, 2001 on the Toronto Stock Exchange. The Company ascribed no monetary value to the stock dividend. The number of shares and options, the option exercise prices and the net earnings and diluted net earnings per share have been restated retroactively to reflect the stock dividend.

                                    CAE INC.

                      YEARS ENDED MARCH 31, 2002 AND 2001
                      (AMOUNTS IN MILLIONS OF CDN DOLLARS)

11. CAPITAL STOCK (CONTINUED)
    (e) The following is a reconciliation of the denominators for the basic and diluted earnings per share computations:

                                                                     2002          2001          2000
                                                                  -----------   -----------   -----------
    Weighted average number of common shares outstanding
      -- Basic..................................................  217,592,039   215,666,346   218,986,692
    Effect of dilutive stock options............................    2,544,722     2,570,454     2,818,074
                                                                  -----------   -----------   -----------
    Weighted average number of common shares outstanding
      -- Diluted................................................  220,136,761   218,236,800   221,804,766
                                                                  ===========   ===========   ===========

    The effect of the conversion of the outstanding stock options would not materially dilute earnings per share.

12. STOCK-BASED COMPENSATION PLANS

    EMPLOYEE STOCK OPTION PLAN

    Under the long-term incentive program of the Company, options may be granted to officers and other key employees of the Company and its subsidiaries to purchase common shares of the Company at a subscription price of 100% of market value. Market value is determined as the closing price of the common shares on the Toronto Stock Exchange on the last day of trading prior to the effective date of the grant.

    At March 31, 2002, a total of 12,462,822 common shares remained authorized for issuance under the Plan. The options are exercisable during a period not to exceed six years and are not exercisable during the first 12 months after the date of the grant. The right to exercise all of the options accrues over a period of four years of continuous employment. However, if there is a change of control of the Company, the options become immediately exercisable. Options are adjusted proportionately for any stock dividends or stock splits attributed to the common shares of the Company.

    A reconciliation of the outstanding options is as follows:

                                                                                 AS AT MARCH 31(NOTE 11(D))
                                                                  ---------------------------------------------------------
                                                                             2002                          2001
                                                                  ---------------------------   ---------------------------
                                                                                  WEIGHTED                      WEIGHTED
                                                                    NUMBER        AVERAGE         NUMBER        AVERAGE
                                                                  OF OPTIONS   EXERCISE PRICE   OF OPTIONS   EXERCISE PRICE
                                                                  ----------   --------------   ----------   --------------
    Options outstanding at beginning of year....................  5,114,350        $ 5.70       5,479,326        $ 4.96
    Granted.....................................................  1,698,012        $12.19       2,018,400        $ 6.84
    Exercised...................................................  (1,118,400)      $ 5.41       (1,413,076)      $ 4.90
    Forfeited/expired...........................................   (694,884)       $ 7.63        (970,300)       $ 5.06
                                                                  ----------       ------       ----------       ------
    Options outstanding at end of year..........................  4,999,078        $ 7.70       5,114,350        $ 5.70
                                                                  ==========       ======       ==========       ======
    Options exercisable at end of year..........................  1,417,878        $ 5.70       1,268,500        $ 5.34
                                                                  ==========       ======       ==========       ======

    The following table summarizes information about the Company's ESOP as at March 31, 2002 (note 11(d)):

                                                                       OPTIONS OUTSTANDING           OPTIONS EXERCISABLE
                                                                ---------------------------------   ----------------------
                                                                                         WEIGHTED                 WEIGHTED
                                                                   WEIGHTED AVERAGE      AVERAGE                  AVERAGE
                                                    NUMBER      REMAINING CONTRACTUAL    EXERCISE     NUMBER      EXERCISE
    RANGE OF EXERCISE PRICES                      OUTSTANDING        LIFE (YEARS)         PRICE     EXERCISABLE    PRICE
    ------------------------                      -----------   ----------------------   --------   -----------   --------
    $4.10 to $5.70..............................   1,596,000              2.8             $ 4.54       805,000     $4.88
    $6.425 to $9.60.............................   1,928,450              3.8             $ 6.83       604,750     $6.70
    $12.225 to $14.60...........................   1,474,628              5.2             $12.26         8,128     $0.17
                                                   ---------             ----             ------     ---------     -----
    Total.......................................   4,999,078             3.86             $ 7.70     1,417,878     $5.70
                                                   =========             ====             ======     =========     =====

                                    CAE INC.

                      YEARS ENDED MARCH 31, 2002 AND 2001
                      (AMOUNTS IN MILLIONS OF CDN DOLLARS)

12. STOCK-BASED COMPENSATION PLANS (CONTINUED)
    EMPLOYEE STOCK PURCHASE PLAN

    The Company maintains an ESPP to enable employees of the Company and its participating subsidiaries to acquire CAE common shares through regular payroll deductions plus employer contributions. The Plan allows employees to contribute up to 10% of their annual base salary. The Company and its participating subsidiaries match the first $500 employee contribution and contribute $1 for every $3 of additional employee contributions, to a maximum of 2% of the employee's base salary. Common shares of the Company are purchased by the ESPP trustee on behalf of the participants on the open market, through the facilities of the Toronto Stock Exchange. Participation at March 31, 2002 was 3,077 employees or 41.1% of CAE's employees
    (2001 -- 2,639 or 41.8%). The Company recorded compensation expense in the amount of $1.9 million (2001 -- $2.1 million) in respect of employer contributions under the Plan.

    DEFERRED SHARE UNIT PLAN

    Effective May 1, 2000, the Company adopted a Deferred Share Unit ("DSU") Plan for key executives whereby an executive may elect to receive any cash incentive compensation in the form of deferred share units. The Plan is intended to enhance the Company's ability to promote a greater alignment of interests between such key executives and the shareholders of the Company. A deferred share unit is equal in value to one common share of the Company. The units are issued on the basis of the average closing board lot sale price per share of CAE common shares on the Toronto Stock Exchange during the last 10 days on which such shares traded prior to the date of issue. The units also accrue dividend equivalents payable in additional units in an amount equal to dividends paid on CAE common shares. Deferred share units mature upon termination of employment, whereupon a key executive is entitled to receive the fair market value of the equivalent number of common shares, net of withholdings, in cash.

    In fiscal 2000, the Company adopted a DSU Plan for Non-Employee Directors. A non-employee director holding less than 10,000 common shares of the Company receives the Board retainer and attendance fees in the form of deferred share units. A non-employee director holding at least 10,000 common shares may elect to participate in the Plan in respect of part or all of his or her retainer and attendance fees. The terms of the Plan are essentially identical to the key executive DSU Plan except that the share price used to value the deferred share unit is based on the closing price per share of CAE common shares on the Toronto Stock Exchange on the day preceding the last business day of March, June, September and December.

    The Company records the cost of the DSU plans as compensation expense. As at March 31, 2002, 194,581 units were outstanding at a value of $2.3 million (2001 -- 53,220 units at a value of $1.3 million; 2000 -- 3,929 units at a value of $0.1 million).

13. FINANCIAL INSTRUMENTS

    FOREIGN CURRENCY RISK

    The fair value of the forward foreign exchange contracts is represented by the estimated amounts that the Company would receive or pay to settle the contracts at the balance sheet date, taking into account the unrealized gain or loss. The Company entered into forward foreign exchange contracts totaling $144.1 million (buy contracts $42.3 million and sell contracts $101.8). The total unrealized loss as of March 31, 2002, is $0.9 million (on buy contracts $0.5 million and on sell contracts $0.4 million). Unrealized gains or losses on outstanding forward contracts are not recognized in the statements of earnings until maturity of the contracts.

    The Company entered into cross currency rate swap contracts maturing on December 13, 2002 in respect of certain inter-company loan transactions. The Company receives interest, calculated semi-annually on a notional balance of US$21 million and $30 million, at a weighted average interest rate of LIBOR plus 3.6% (effective rate of 5.5%) and BA plus 0.4% (effective rate of 2.6%). The Company pays interest calculated semi-annually on notional balances of E16.5 million, SEK27.4 million, and US$20.7 million at weighted average interest rates of EURIBOR plus 3.4% (effective rate of 6.65%), STIBOR plus 2.9% (effective rate of 6.82%) and LIBOR plus 0.5% (effective rate of 2.4%).

    CREDIT RISK

    The Company is exposed to credit risk on billed and unbilled accounts receivable. However, its customers are primarily established companies with good credit ratings or government agencies, factors that minimize the risk. In addition, the Company typically receives substantial non-refundable deposits on contracts.

    The Company is exposed to credit risk in the event of non-performance by counterparties to its derivative financial instruments, but does not expect non-performance by any of the counterparties. The counterparties for financial instruments are major, highly rated financial institutions.

                                    CAE INC.

                      YEARS ENDED MARCH 31, 2002 AND 2001
                      (AMOUNTS IN MILLIONS OF CDN DOLLARS)

13. FINANCIAL INSTRUMENTS (CONTINUED)
    INTEREST RATE EXPOSURE

    The Company is exposed to the volatility of interest rates on its long-term debt. As at March 31, 2002, the Company has entered into seven interest rate swap agreements with three different financial institutions to mitigate these risks for a total notional value of $334.1 million. One agreement, with a notional value of $52.6 million (US$33 million), has converted fixed interest rate debt into floating whereby the Company pays the BA rate plus 1.05% quarterly and receives a fixed interest rate of 7.76% up to June 2012. The remaining six contracts are converting floating interest rate debt into fixed for a notional value of $281.5 million whereby the Company will receive quarterly LIBOR and pay fixed interest payments as follows:

    - Until February 2003 on two contracts totaling $205.6 million
      (US$129 million), the Company will pay annually a fixed interest rate of 2.72%;

    - Until April 2006 on $35 million, the Company will pay quarterly a fixed interest rate of 4.97%;

    - Until September 2005 on $17.5 million (US$11 million), the Company will pay monthly a fixed annual interest rate of 4.95%;

    - Until October 2011 on two contracts totaling $23.4 million
      (L10.3 million), the Company will pay quarterly a fixed annual interest rate of 6.82%.

    After taking into consideration these swap agreements, as at March 31, 2002, 55% of the long-term debt bears fixed interest rates.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following methods and assumptions have been used to estimate the fair value of the financial instruments:

    - Cash and short-term investments, accounts receivable, accounts payable and accrued liabilities are valued at their carrying amounts on the balance sheet, which represent an appropriate estimate of their fair values due to their near-term maturities.

    - Capital leases are valued using the discounted cash flow method.

    - Long-term debt value is estimated based on discounted cash flows using current interest rates for debt with similar terms and remaining maturities.

    - Interest rate and currency swap contracts reflect the present value of the potential gain or loss if settlement were to take place on March 31, 2002.

    The fair value and the carrying amount of the financial instruments as at March 31 is as follows:

                                                                          2002                    2001
                                                                  ---------------------   ---------------------
                                                                               CARRYING                CARRYING
                                                                  FAIR VALUE    AMOUNT    FAIR VALUE    AMOUNT
                                                                  ----------   --------   ----------   --------
    Long-term debt..............................................    $898.1      $889.0      $276.7      $263.3
    Capital lease obligations...................................      35.0        35.0         3.7         3.7
    Net forward foreign exchange contracts......................      (0.9)      --           (5.5)      --
    Interest rate swap contracts................................      (2.2)      --            2.6       --
    Currency swap contracts.....................................       3.9       --            4.5       --

    GUARANTEES

    As at March 31, 2002, CAE had outstanding letters of credit and performance guarantees in the amount of $243 million (2001 -- $68 million) issued in the normal course of business. These guarantees are issued under standby facilities available to the Company through various financial institutions.

                                    CAE INC.

                      YEARS ENDED MARCH 31, 2002 AND 2001
                      (AMOUNTS IN MILLIONS OF CDN DOLLARS)

14. INCOME TAXES

    A reconciliation of income taxes at Canadian statutory rates with the reported income taxes is as follows:

                                                                       LIABILITY        DEFERRAL
                                                                        METHOD           METHOD
                                                                  -------------------   --------
                                                                    2002       2001       2000
                                                                  --------   --------   --------
    Earnings from continuing operations before income taxes.....   $219.6     $158.2     $90.4
                                                                   ------     ------     -----
    Statutory income tax rates in Canada........................     40.9%      44.6%     44.6%
    Income taxes at Canadian statutory rates....................   $ 89.9     $ 70.6     $40.3
    Difference between Canadian statutory rates and those
      applicable to foreign subsidiaries........................     (2.3)     (10.7)     (5.2)
    Manufacturing and processing allowance......................    (13.1)      (8.3)     (7.1)
    Losses not tax effected.....................................     11.0        3.6      --
    Tax benefit of losses not previously recognized.............     (6.7)      (0.2)      0.7
    Research and development investment tax credit..............     (3.0)      (1.1)     (0.8)
    Other.......................................................     (5.5)      (0.9)      0.2
                                                                   ------     ------     -----
    Total income tax expense....................................   $ 70.3     $ 53.0     $28.1
                                                                   ======     ======     =====

    Significant components of the provision for income tax expense attributable to continuing operations are as follows:

                                                                    2002       2001
                                                                  --------   --------
    Current tax expense.........................................   $ 62.8     $ 60.7
                                                                   ------     ------
    Change in temporary differences.............................      9.4       (9.5)
    Recognition of loss carryforwards...........................     (2.3)       2.4
    Tax rate changes............................................      0.4       (0.6)
                                                                   ------     ------
    Future income tax expense (benefit).........................      7.5       (7.7)
                                                                   ------     ------
    Total income tax expense....................................   $ 70.3     $ 53.0
                                                                   ======     ======

    The tax effects of temporary differences that gave rise to future tax liabilities and assets are as follows:

                                                                      AT MARCH 31
                                                                  -------------------
                                                                    2002       2001
                                                                  --------   --------
    Non-capital tax loss carryforwards..........................   $101.3     $120.0
    Capital tax loss carryforwards..............................      4.8        5.3
    Investment tax credits......................................    (22.6)     (31.5)
    Capital assets..............................................    (40.8)     (12.8)
    Employee pension plans......................................      3.2       (3.1)
    Amounts not currently deductible............................     20.5       20.9
    Percentage of completion versus completed contract..........    (30.0)     (18.6)
    Other.......................................................     (5.6)       2.8
                                                                   ------     ------
                                                                   $ 30.8     $ 83.0
                                                                   ------     ------
    Valuation allowance.........................................    (46.6)     (76.2)
                                                                   ------     ------
    Total future income taxes...................................   $(15.8)    $  6.8
                                                                   ======     ======

    As of March 31, 2002, the Company has accumulated non-capital tax losses carried forward relating to operations in the United States for an amount of approximately US$147.8 million. The losses for income tax purposes expire in the year 2005 through 2013. For financial reporting purposes, a future tax asset of US$26.9 million has been recognized in respect of these loss carryforwards.

                                    CAE INC.

                      YEARS ENDED MARCH 31, 2002 AND 2001
                      (AMOUNTS IN MILLIONS OF CDN DOLLARS)

14. INCOME TAXES (CONTINUED)
    The Company has accumulated non-capital tax losses carried forward relating to its operations in other countries of approximately $64.0 million. These losses can be carried forward without time limitation. For financial reporting purposes, a future tax asset of $9.2 million has been recognized.

    The valuation allowance relates principally to loss carryforward benefits where realization is not likely due to a history of loss carryforwards and to the uncertainty of sufficient taxable earnings in the future, together with time limitations in the tax legislation giving rise to the potential benefit. In 2002, $21.8 million (2001: $13.7 million) of the valuation allowance balance was reversed when it became more likely than not that benefits would be realized.

15. SUPPLEMENTARY CASH FLOW INFORMATION

    Cash provided by (used in) non-cash working capital:

                                                                    2002       2001       2000
                                                                  --------   --------   --------
    Accounts receivable.........................................   $(50.4)    $ 21.8     $(41.5)
    Inventories.................................................    (23.8)     (45.7)      18.8
    Prepaid expenses............................................      1.9        5.9       (0.1)
    Income taxes recoverable....................................     36.9       49.7       27.7
    Accounts payable and accrued liabilities....................     27.9       71.0       71.7
    Deposits on contracts.......................................     (0.1)     (23.6)      67.5
                                                                   ------     ------     ------
                                                                   $ (7.6)    $ 79.1     $144.1
                                                                   ======     ======     ======
    Interest paid (received)....................................   $ 25.3     $ 20.6     $(10.8)
    Income taxes paid (received)................................   $ 14.3     $  8.8     $ (1.3)
    Amortization of other assets................................   $  3.2     $--        $--

16. CONTINGENCIES

    Through the normal course of operations, the Company is party to a number of lawsuits, claims and contingencies. Accruals are made in instances where it is probable that liabilities will be incurred and where such liabilities can be reasonably estimated. Although it is possible that liabilities may be incurred in instances for which no accruals have been made, the Company has no reason to believe that the ultimate outcome of these matters will have a material impact on its financial position.

17. GOVERNMENT COST SHARING

    The Company has signed agreements with the Government of Canada whereby the Government shares in the cost of certain visual research and development programs as well as advanced flight simulation technology for civil applications. Funding in the amount of $31.2 million related to the visual research and development programs was completed during 2001. Funding for flight simulation, which is ongoing, amounts to $41.4 million. These programs are repayable in the form of royalties based on future sales levels. The royalty payments on one of the programs have already started and will continue until March 31, 2012, up to an amount not to exceed
    $41.9 million for the visual research and development programs and $66 million for the flight simulation program.

                                    CAE INC.

                      YEARS ENDED MARCH 31, 2002 AND 2001
                      (AMOUNTS IN MILLIONS OF CDN DOLLARS)

18. OPERATING LEASE COMMITMENTS

    Future minimum lease payments under operating leases, the most significant of which relate to the Medium Support Helicopter contract with the UK MoD as described in Note 9(ii), are as follows:

    Year ending March 31,
      2003......................................................   $ 64.4
      2004......................................................     67.1
      2005......................................................     63.2
      2006......................................................     56.6
      2007......................................................     42.4
      Thereafter................................................    307.8
                                                                   ------
                                                                   $601.5
                                                                   ======

19. PENSIONS

    The Company has defined benefit plans that provide benefits based on length of service and final average earnings. The Company has an obligation to ensure that there are sufficient funds in the plans to pay the benefits earned.

    Contributions reflect actuarial assumptions concerning future investment returns, salary projections and future service benefits. Plan assets are represented primarily by Canadian and foreign equities and government and corporate bonds.

    The changes in the pension obligations and in the fair value of assets and the funded status of the defined benefit plans were as follows:

                                                                      AT MARCH 31
                                                                  -------------------
                                                                    2002       2001
                                                                  --------   --------
    Change in pension obligations
      Pension obligation, beginning of year.....................   $126.0     $111.5
      Current service cost......................................      4.2        3.3
      Interest cost.............................................      8.1        7.8
      Settlement gain on discontinued operations................     (2.5)     --
      Employee contributions....................................      2.2        2.3
      Loss on plan amendments...................................      1.1        1.6
      Pension benefits paid.....................................     (8.8)      (8.4)
      Actuarial loss............................................      1.1        7.9
                                                                   ------     ------
    Pension obligation, end of year.............................   $131.4     $126.0
                                                                   ------     ------
    Change in fair value of plan assets
      Fair value of plan assets, beginning of year..............   $121.5     $120.8
      Return on plan assets.....................................     10.6       10.7
      Pension benefits paid.....................................     (8.8)      (8.4)
      Settlement loss on discontinued operations................     (2.5)     --
      Employee contributions....................................      2.2        2.3
      Employer contributions....................................      0.6        0.7
      Actuarial loss............................................    (11.9)      (4.6)
                                                                   ------     ------
    Fair value of plan assets, end of year......................   $111.7     $121.5
                                                                   ------     ------
      Funded status-plan deficit................................   $(19.7)    $ (4.5)
      Unrecognized net actuarial loss...........................     24.9       12.5
      Unamortized past service cost.............................      2.6        1.6
                                                                   ------     ------
    Accrued pension asset.......................................   $  7.8     $  9.6
                                                                   ======     ======

                                    CAE INC.

                      YEARS ENDED MARCH 31, 2002 AND 2001
                      (AMOUNTS IN MILLIONS OF CDN DOLLARS)

19. PENSIONS (CONTINUED)
    The actuarial present value of accrued pension benefits has been estimated taking into consideration economic and demographic factors over an extended future period. Significant assumptions used in the calculation are as follows:

                                                                       2002             2001
                                                                  --------------   --------------
    Return on plan assets.......................................            9.0%             9.0%
    Discount rate for pension benefit obligations...............            6.5%             6.5%
    Compensation rate increases.................................  2.75% to 5.25%   2.75% to 5.25%
                                                                  --------------   --------------

    The net pension expense for the year ended March 31, 2002 included the following components:

                                                                    2002       2001
                                                                  --------   --------
    Current service cost........................................   $  4.2     $  3.3
    Interest cost on projected pension obligations..............      8.1        7.8
    Expected return on plan assets..............................    (10.6)     (10.7)
    Amortization of past service costs..........................      0.1      --
                                                                   ------     ------
    Net pension expense.........................................   $  1.8     $  0.4
                                                                   ======     ======

20. BUSINESS SEGMENTS

    The Company's significant business segments include:

    (i) Civil Simulation and Training -- a world-leading supplier of civil flight simulators and visual systems, and a provider of business and civil aviation training.

    (ii) Military Simulation and Marine Controls -- a premier supplier of military flight and land-based simulators, visual and training systems. The segment also supplies marine controls and training systems.

    Each operating segment is led by a senior executive and offers different products and uses different technology and marketing strategies. The Company evaluates performance based on operating earnings before interest and income taxes and uses capital employed to assess resources allocated to each segment. Capital employed includes accounts receivable, inventories, prepaid expenses, property, plant and equipment, goodwill, intangible assets and other assets less accounts payable and accrued liabilities, deposits on contracts and contingent consideration due to acquisitions included in other long-term liabilities.

                                    CAE INC.

                      YEARS ENDED MARCH 31, 2002 AND 2001
                      (AMOUNTS IN MILLIONS OF CDN DOLLARS)

20. BUSINESS SEGMENTS (CONTINUED)
    Financial information on the Company's operating segments is shown in the following table:

    BUSINESS SEGMENTS

                                                                    2002       2001       2000
                                                                  --------   --------   --------
    Capital employed
      Civil Simulation and Training.............................  $1,057.3   $   74.5
      Military Simulation and Marine Controls...................     273.3       79.0
      Other.....................................................      21.0       17.0
                                                                  --------   --------
    Total capital employed......................................  $1,351.6   $  170.5
      Cash......................................................      88.8      156.8
      Short-term investments....................................      21.3      122.8
      Income taxes recoverable..................................      15.8        8.2
      Accounts payable and accrued liabilities..................     420.5      315.0
      Deposits on contract......................................     189.1      175.9
      Future income taxes -- short-term.........................      28.9       15.4
      Future income taxes -- long-term..........................      71.3       15.9
      Long-term liabilities.....................................      73.7       20.7
      Assets of discontinued operations.........................     123.8      370.9
                                                                  --------   --------
    Total assets................................................  $2,384.8   $1,372.1
                                                                  ========   ========
    Total assets by segment
      Civil Simulation and Training.............................  $1,380.9   $  348.5
      Military Simulation and Marine Controls...................     609.7      319.0

    Capital expenditures
      Civil Simulation and Training.............................  $  216.7   $   72.9   $   11.7
      Military Simulation and Marine Controls...................      32.9        3.4       10.1
                                                                  --------   --------   --------
                                                                  $  249.6   $   76.3   $   21.8
                                                                  ========   ========   ========
    Amortization of property, plant and equipment
      Civil Simulation and Training.............................  $   24.4   $    9.3   $   11.3
      Military Simulation and Marine Controls...................      12.5        9.2       10.6
                                                                  --------   --------   --------
                                                                  $   36.9   $   18.5   $   21.9
                                                                  ========   ========   ========
    Amortization of goodwill
      Civil Simulation and Training.............................  $  --      $  --      $  --
      Military Simulation and Marine Controls...................     --           0.6        0.4
                                                                  --------   --------   --------
                                                                  $  --      $    0.6   $    0.4
                                                                  ========   ========   ========

                                    CAE INC.

                      YEARS ENDED MARCH 31, 2002 AND 2001
                      (AMOUNTS IN MILLIONS OF CDN DOLLARS)

20. BUSINESS SEGMENTS (CONTINUED)
    GEOGRAPHIC SEGMENTS

                                                                    2002       2001       2000
                                                                  --------   --------   --------
    Revenue from external customers based on their location
      Canada....................................................  $  102.7   $  109.8   $   95.2
      US........................................................     347.0      268.7      292.6
      Great Britain.............................................     127.4      141.9      144.1
      Germany...................................................      91.2      101.2      113.1
      Other European countries..................................     173.8      128.1       79.3
      Other countries...........................................     284.4      141.7      140.8
                                                                  --------   --------   --------
                                                                  $1,126.5   $  891.4   $  865.1
                                                                  ========   ========   ========
    Property, plant and equipment and goodwill
      Canada....................................................  $  126.6   $   95.7
      US........................................................     500.7        6.2
      Europe....................................................     435.5       79.6
      Other countries...........................................     151.2       64.2
                                                                  --------   --------
                                                                  $1,214.0   $  245.7
                                                                  ========   ========

                      YEARS ENDED MARCH 31, 2002 AND 2001
                      (AMOUNTS IN MILLIONS OF CDN DOLLARS)

21. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES AND PRACTICES

    The consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles and practices (Canadian
    GAAP), which differ in certain respects from those principles and practices that the Company would have followed had its financial statements been prepared in accordance with accounting principles and practices generally accepted in the United States (US GAAP).

    Additional disclosures required under US GAAP have been provided in the accompanying financial statements and notes. In accordance with the accommodation provided by the Securities and Exchange Commission for initial registrations by foreign registrants, the US GAAP information is only provided for the two years ended March 31, 2002.

    The reconciliation of net earnings in accordance with Canadian GAAP to conform to US GAAP is as follows:

                                                                   FOR THE YEAR      FOR THE YEAR
                                                                       ENDED             ENDED
                                                                  MARCH 31, 2002    MARCH 31, 2001
                                                                  ---------------   ---------------
    Earnings from continuing operations for the period in
      accordance with Canadian GAAP.............................      $149.3            $105.2
    Deferred development costs, net of tax of $8.0
      (2001 -- $4.5) (A)........................................       (17.1)             (9.0)
    Deferred pre-operating costs, net of tax of $4.1
      (2001 -- $1.0) (B)........................................        (8.8)             (2.1)
    Derivative adjustments, net of tax of $0.2 (D)..............        (0.5)           --
    Amortization of deferred foreign exchange, net of tax of
      $0.5
      (2001 -- $1.0) (E)........................................        (0.7)             (1.9)
    Leases net of tax of $0.8 (2001 -- $0.8) (J)................        (1.8)             (1.5)
    Foreign exchange gain on purchase of subsidiary net of tax
      recovery of $3.4 (H)......................................         7.2            --
                                                                      ------            ------
    Earnings from continuing operations before cumulative effect of accounting change --
      US GAAP...................................................       127.6              90.7
    Discontinued operations.....................................         1.3               2.9
                                                                      ------            ------
    Net earnings before cumulative effect of accounting
      change -- US GAAP.........................................       128.9              93.6
    Cumulative effect on prior years of accounting
      change (D) (G)............................................         5.3            --
                                                                      ------            ------
    Net earnings for the period in accordance with US GAAP......      $134.2            $ 93.6
                                                                      ======            ======

    Earnings per share from continuing operations in accordance
      with US GAAP -- basic and diluted.........................      $ 0.59            $ 0.42
    Results per share from discontinued operations in accordance
      with US GAAP -- basic and diluted.........................      --                  0.01
                                                                      ------            ------
    Net earnings per share before cumulative effect of
      accounting change in accordance with US GAAP -- basic and
      diluted...................................................        0.59              0.43
                                                                      ======            ======
    Net earnings per share in accordance with US GAAP -- basic
      and diluted...............................................        0.62              0.43
                                                                      ======            ======
    Net earnings per share adjusted for goodwill
      amortization -- basic and diluted.........................        0.62              0.43
                                                                      ======            ======
    Weighted average number of shares outstanding used in
      calculating net earnings per share -- basic and diluted
      (in millions).............................................       217.6             215.7
                                                                      ======            ======

                      YEARS ENDED MARCH 31, 2002 AND 2001
                      (AMOUNTS IN MILLIONS OF CDN DOLLARS)

21. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES AND PRACTICES (CONTINUED)

                                                                   FOR THE YEAR      FOR THE YEAR
                                                                       ENDED             ENDED
                                                                  MARCH 31, 2002    MARCH 31, 2001
                                                                  ---------------   ---------------
    COMPREHENSIVE INCOME
    Net earnings in accordance with US GAAP.....................      $134.2            $ 93.6
    Foreign currency translation adjustments....................        (2.2)              1.0
                                                                      ------            ------
    Comprehensive income........................................      $132.0            $ 94.6
                                                                      ======            ======

                                                                     CURRENCY
                                                                   TRANSLATION
                                                                    ADJUSTMENT
                                                                  --------------
    ACCUMULATED OTHER COMPREHENSIVE INCOME
    At April 1, 2001............................................      $(14.6)
    Change during the year......................................         1.0
                                                                      ------
    As at March 31, 2001........................................       (13.6)
    Change during the year......................................        (2.2)
                                                                      ------
    As at March 31, 2002........................................      $(15.8)
                                                                      ======

    The effect of these adjustments on the shareholders' equity of the Company is as follows:

                                                                   FOR THE YEAR      FOR THE YEAR
                                                                       ENDED             ENDED
                                                                  MARCH 31, 2002    MARCH 31, 2001
                                                                  ---------------   ---------------
    Shareholders' equity in accordance with Canadian GAAP.......      $618.5            $464.1
    Deferred development costs, net of tax of $12.5
      (2001 -- $4.5) (A)........................................       (26.1)             (9.0)
    Deferred pre-operating costs, net of tax of $8.7
      (2001 -- $4.6) (B)........................................       (17.9)             (9.1)
    Derivative adjustments, net of tax of $2.2 (D)..............         4.8            --
    Amortization of deferred foreign exchange, net of tax of
      $3.3 (E)
      (2001 -- $0.8)............................................        (6.4)             (2.1)
    Leases net of tax of $0.4 (2001 -- $(0.4))..................        (0.9)              0.9
    Foreign exchange gain on purchase of subsidiary net of tax
      of $3.4 (H)...............................................         7.2            --
                                                                      ------            ------
    Shareholders' equity in accordance with US GAAP.............      $579.2            $444.8
                                                                      ======            ======

                      YEARS ENDED MARCH 31, 2002 AND 2001
                      (AMOUNTS IN MILLIONS OF CDN DOLLARS)

21. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES AND PRACTICES (CONTINUED)
    The balance sheets in accordance with US GAAP as at March 31, 2002 and March 31, 2001 are as follows:

                                                                                MARCH 31, 2002          MARCH 31, 2001
                                                                             ---------------------   ---------------------
                                                                             CANADIAN                CANADIAN
                                                                NOTES          GAAP       US GAAP      GAAP       US GAAP
                                                           ---------------   ---------   ---------   ---------   ---------
    ASSETS
    Cash.................................................                    $   88.8    $   88.8    $  156.8    $  156.8
    Short-term investments...............................         C              21.3        21.3       122.8       122.8
    Accounts receivable..................................                       378.2       378.2       245.6       245.6
    Derivative instruments...............................         D             --            6.9       --          --
    Inventories..........................................                       130.9       130.9        99.4        99.4
    Prepaid expenses.....................................                         9.9         9.9         8.6         8.6
    Income taxes recoverable.............................                        15.8        15.8         8.2         8.2
    Future income taxes..................................                        28.9        28.9        15.4        15.4
                                                                             --------    --------    --------    --------
                                                                             $  673.8    $  680.7    $  656.8    $  656.8
                                                                             --------    --------    --------    --------
    Assets of discontinued operations....................                       123.8       123.8       370.9       370.9
    Property, plant and equipment, net...................         J             838.5       931.4       227.2       244.7
    Future income taxes..................................    A,B,D,E,H,J         71.3        90.3        15.9        27.1
    Intangible assets....................................                       163.4       163.4       --          --
    Goodwill.............................................         H             375.5       386.1        18.5        18.5
    Other assets.........................................       A,B,E           138.5        73.5        82.8        51.0
                                                                             --------    --------    --------    --------
                                                                             $2,384.8    $2,449.2    $1,372.1    $1,369.0
                                                                             ========    ========    ========    ========
    LIABILITIES AND SHAREHOLDERS' EQUITY

    CURRENT LIABILITIES
    Accounts payable and accrued liabilities.............                    $  420.5    $  420.5    $  315.0    $  315.0
    Deposits on contracts................................                       189.1       189.1       175.9       175.9
    Long term debt due within one year...................         J              37.5        50.6         2.3         5.9
    Future income taxes..................................                        50.4        50.4        14.5        14.5
                                                                             --------    --------    --------    --------
                                                                             $  697.5    $  710.6    $  507.7    $  511.3

    Liabilities of discontinued operations...............                    $   40.5    $   40.5    $  106.6    $  106.6
    Long-term debt.......................................         J             889.0       997.0       263.0       291.0
    Long-term liabilities................................         J              73.7        56.3        20.7         5.3
    Future income taxes..................................                        65.6        65.6        10.0        10.0
                                                                             --------    --------    --------    --------
                                                                             $1,766.3    $1,870.0    $  908.0    $  924.2
                                                                             --------    --------    --------    --------
    SHAREHOLDERS' EQUITY
    Capital stock........................................         I          $  186.8    $  436.1    $  159.4    $  408.7
    Retained earnings....................................  A,B,D,E,G,H,I,J      446.8       158.9       321.2        49.7
    Currency translation adjustment......................                       (15.1)      --          (16.5)      --
    Accumulated other comprehensive income...............         C             --          (15.8)      --          (13.6)
                                                                             --------    --------    --------    --------
                                                                             $  618.5    $  579.2    $  464.1    $  444.8
                                                                             --------    --------    --------    --------
                                                                             $2,384.8    $2,449.2    $1,372.1    $1,369.0
                                                                             ========    ========    ========    ========

    RECONCILIATION ITEMS

    A) DEFERRED DEVELOPMENT COSTS

       For US GAAP reporting purposes, development costs are charged to expense in the period incurred. For Canadian GAAP purposes, certain development costs are capitalized and amortized over their estimated useful lives if they meet the criteria for deferral. The difference between US GAAP and Canadian GAAP represents the gross development costs capitalized in the respective year, net of the reversal of amortization expense recorded for Canadian GAAP relating to amounts previously capitalized.

                      YEARS ENDED MARCH 31, 2002 AND 2001
                      (AMOUNTS IN MILLIONS OF CDN DOLLARS)

21. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES AND PRACTICES (CONTINUED)
    B) DEFERRED PRE-OPERATING COSTS

       For US GAAP reporting purposes, pre-operating costs are charged to expense in the period incurred. For Canadian GAAP purposes, the amounts are deferred and amortized over 5 to 20 years based on the expected period and pattern of benefit of the deferred expenditures.

    C) PORTFOLIO INVESTMENTS

       Under Canadian GAAP, portfolio investments (short-term investments) are accounted for using the cost method and gains or losses are recognized in the period in which the investment is sold. Under US GAAP, these portfolio investments are classified as held to maturity and thus are recorded at amortized cost. There is no material difference for US GAAP purposes. The investments held at March 31, 2002 and 2001 had maturity dates of within one month of March 31, 2002 and 2001 respectively.

    D) DERIVATIVE FINANCIAL INSTRUMENTS

       Under Canadian GAAP, the nature and fair values of derivative financial instruments are disclosed. The Company continues to recognize the gains and losses on forward contracts in income concurrently with the recognition of the firm commitments being hedged. The interest payments relating to swap contracts are recorded in net earnings over the life of the underlying transaction on an accrual basis as an adjustment to interest income or interest expense. Effective April 1, 2001 under US GAAP, all derivatives are recorded on the balance sheet at fair value. The Company has elected not to adopt the FASB's optional hedge accounting provisions. Accordingly, for US GAAP reporting purposes only, beginning in 2001, unrealized gains and losses resulting from the valuation of derivatives (including embedded derivatives in purchase and sale contracts) at market value are recognized in net earnings as the gains and losses arise and not concurrently with the recognition of the transactions being hedged.

       Upon the initial adoption of the FASB standards on April 1, 2001, the cumulative effect of the accounting change resulted in an increase in net earnings of $5.8 million net of taxes.

    E) AMORTIZATION OF DEFERRED FOREIGN EXCHANGE LOSS

       For US GAAP purposes, all unrealized gains and losses arising on the translation of long term monetary items, except those related to hedges of net investments in self-sustaining foreign subsidiaries, are recognized in income immediately. For Canadian GAAP purposes, these unrealized exchange losses are deferred on the balance sheet and amortized over the remaining life of the related items. As noted in note 1, effective April 1, 2002, the Company will adopt, under Canadian GAAP, the amendments to Canadian Institute of Chartered Accountants
       (CICA) standard # 1650 -- Foreign Currency Translation, which no longer permits the deferral and amortization of long-term foreign currency denominated assets and liabilities.

    F) JOINT VENTURES

       Under Canadian GAAP, joint ventures are accounted for using the proportionate consolidation method, while under US GAAP, joint ventures are accounted for under the equity method. Under an accommodation of the US Securities and Exchange Commission, accounting for joint ventures need not be reconciled from Canadian to US GAAP. The different accounting treatment affects only the display and classification of financial statement items and not net earnings or shareholders' equity. CAE's joint ventures are not material for separate disclosure.

    G) ADJUSTMENTS FOR CHANGES IN ACCOUNTING POLICIES

       Under US GAAP, the cumulative effect of certain accounting changes must be included in earnings in the year of the change. Under Canadian GAAP, the impact is included in opening retained earnings.

    H) FOREIGN EXCHANGE GAIN ON PURCHASE OF SUBSIDIARY

       Under Canadian GAAP, upon the purchase of Schreiner, a foreign exchange gain was recorded as a reduction of goodwill on the forward contract hedge of the foreign currency denominated purchase price. Under US GAAP, this gain is recorded in earnings.

    I)  REDUCTION OF STATED CAPITAL

       On July 7, 1994, the Company applied a portion of its deficit as a reduction of its stated capital in the amount of $249.3 million. Under US GAAP, the reduction of stated capital would not be permitted.

                      YEARS ENDED MARCH 31, 2002 AND 2001
                      (AMOUNTS IN MILLIONS OF CDN DOLLARS)

21. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES AND PRACTICES (CONTINUED)
    J)  LEASES

       Under Canadian GAAP, certain of the Company's leases of simulators, with aggregate minimum future lease payments of $175.2 million are accounted for as operating leases.

       Under these agreements, the lessors hold the simulators under lease and the related liabilities through Special Purpose Entities (SPE's). Under US GAAP, since the legal stated capital of these SPE's represent less than 3% of the assets of the SPE's, the assets, liabilities, results of operations and cash flows of the SPE must be consolidated into those of the Company. Amortization expense related to these leases amounts to $2.0 million in 2002 (2001 -- $0.6 million)

    K) COMPREHENSIVE INCOME

       US GAAP requires disclosure of comprehensive income, which comprises income and other components of comprehensive income. Other comprehensive income includes items that cause changes in shareholders' equity but are not related to share capital or net earnings which, for the Company, comprises only currency translation adjustments. Under Canadian GAAP, there is no requirement to report comprehensive income.

    CONSOLIDATED STATEMENT OF CASH FLOWS

    Under US GAAP reporting, separate subtotals within operating, financing and investment activities would not be presented.

    The reconciliation of cash flows under Canadian GAAP to conform to US GAAP is as follows:

                                                                              FOR THE YEAR      FOR THE YEAR
                                                                                  ENDED             ENDED
                                                                    NOTE     MARCH 31, 2002    MARCH 31, 2001
                                                                  --------   ---------------   ---------------
    Cash flows from operating activities in accordance with
      Canadian GAAP.............................................                 $ 173.1           $ 159.7
    Deferred development costs..................................    A              (30.1)            (13.5)
    Deferred pre-operating costs................................    B              (13.4)             (4.0)
    Discontinued operations.....................................                   (15.9)             23.6
    Foreign exchange gain on purchase of a subsidiary...........    H               10.6
    Leases......................................................    J                3.8               0.7
                                                                                 -------           -------
    Cash flows from operating activities in accordance with
      US GAAP...................................................                 $ 128.1           $ 166.5
                                                                                 =======           =======
    Cash flows from investing activities in accordance with
      Canadian GAAP.............................................                 $(755.2)          $(148.0)
    Deferred development costs..................................    A               30.1              13.5
    Deferred pre-operating costs................................    B               13.4               4.0
    Discontinued operations.....................................                    (4.7)            (11.1)
    Foreign exchange gain on purchase of a subsidiary...........    H              (10.6)          --
                                                                                 -------           -------
    Cash flows from investing activities in accordance with
      US GAAP...................................................                 $(727.0)          $(141.6)
                                                                                 =======           =======
    Cash flows from financing activities in accordance with
      Canadian GAAP.............................................                 $ 539.2           $ (34.8)
    Discontinued operations.....................................                    (3.9)             (2.1)
    Leases......................................................    J               (3.8)             (0.7)
                                                                                 -------           -------
    Cash flows from financing activities in accordance with
      US GAAP...................................................                 $ 531.5           $ (37.6)
                                                                                 =======           =======

    STOCK-BASED COMPENSATION COST

    Under Canadian GAAP, no compensation expense is recognised at the time of issuance of employee stock options. For U.S. GAAP reporting, the Company follows the provisions of FASB Statement No. 123 "Accounting for Stock-based Compensation" ("FAS 123") which allow companies to either expense the estimated fair value of stock options, or to continue to follow the intrinsic value method set forth in APB Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") but disclose the pro forma effects on the net earnings had the fair value of the options been expensed. CAE has elected to continue to apply APB 25 in accounting for its stock incentive plans. At March 31, 2002 no compensation cost has been recorded in the accounts. Had compensation cost for the Company's stock option plans been determined based upon the fair value method as prescribed in FAS 123, CAE's net earnings in the years ended March 31, 2002 and 2001 would have been approximately $131.2 million and $85.6 million, or $0.60 per share and $0.40 per share respectively, on a diluted basis. The fair value of the options granted during the years ended March 31, 2002 and 2001 are estimated at $4.87 per share and $2.46 per share respectively.

                      YEARS ENDED MARCH 31, 2002 AND 2001
                      (AMOUNTS IN MILLIONS OF CDN DOLLARS)

21. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES
    AND PRACTICES (CONTINUED)
    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

                                                                   FOR THE YEAR      FOR THE YEAR
                                                                       ENDED             ENDED
                                                                  MARCH 31, 2002    MARCH 31, 2001
                                                                  ---------------   ---------------
    Expected option life (years)................................           6                 6
    Expected volatility.........................................        36.3%             31.7%
    Risk-free interest rate.....................................        5.17%             6.15%
    Dividend yield..............................................       1.040%            1.691%

    NEW ACCOUNTING STANDARDS

    On July 20, 2001, the Financial Accounting Standards Board issued SFAS 141, "Business Combinations", and SFAS 142, "Goodwill and Other Intangible Assets". These standards are essentially the same as the recently issued Canadian accounting standards. See note 1 for a description of the impact on the Company.

    On June 15, 2001, the Financial Accounting Standards Board issued SFAS 143, "Accounting for Asset Retirement Obligation", which is effective for fiscal years beginning on or after June 15, 2002. This standard requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The Company is studying the new standard but has not yet determined its impact.

    In October 2001, the FASB issued SFAS 144, "Accounting for Impairment or Disposal of Long-Lived Assets", which supersedes SFAS 121 and the provisions of APB 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", with regard to reporting the effects of a disposal of a segment of a business. SFAS 144 retains many of the provisions of SFAS 121, but significantly changes the criteria that would have to be met to classify an asset as held for disposal such that long-lived assets to be disposed of other than by sale are considered held and used until disposed of. In addition, SFAS 144 retains the basic provisions of APB 30 for presentation of discontinued operations in the statement of earnings but broadens that presentation to a component of an entity. This new standard is effective for fiscal years beginning after December 15, 2001. The Company is studying this new standard but has not yet determined its impact.

    In December 2001, the CICA issued AcG 13-"Hedging Relationships" ("AcG 13"). The guideline presents the views of the Canadian Accounting Standards Board on the identification, designation, documentation and effectiveness of hedging relationships, for the purpose of applying hedge accounting. The guideline is effective for all fiscal years beginning on or after July 1, 2002, which is the fiscal year beginning April 1, 2003 for the Company.

    In April 2002, the FASB issued SFAS 145, "Rescission of FASB Statements
    No. 4, 44, and 64. Amendment of FASB Statement No. 13, and Technical Corrections as of April 2002", which is effective for fiscal years beginning after May 15, 2002 and transactions occurring after May 15, 2002. The Company is studying this new standard but has not yet determined its impact.

    ADDITIONAL DISCLOSURES

    Additional disclosures required under US GAAP are as follows:

    i)  STATEMENTS OF EARNINGS

                                                                       FOR THE YEAR ENDED      FOR THE YEAR ENDED
                                                                         MARCH 31, 2002          MARCH 31, 2001
                                                                      ---------------------   ---------------------
                                                                      CANADIAN                CANADIAN
                                                                        GAAP       US GAAP      GAAP       US GAAP
                                                                      ---------   ---------   ---------   ---------
        Revenues from sales of simulators and training and controls
          systems...................................................   $842.5       846.6       772.1       772.1
        Revenues from sales of services.............................   $284.0       284.0       119.3       119.3
        Cost of sales from simulators...............................   $468.2       469.8       463.5       462.9
        Cost of sales from services.................................   $167.6       169.2        60.3        66.4
        Research and development expenses...........................   $ 74.6       104.7        87.7       104.9
        Rental expense..............................................   $ 48.2        39.8        38.9        36.0
        Selling, general and administrative expenses................   $125.6       125.9        89.1        89.0
        Interest expense (income)...................................   $ 22.7        33.5        (6.3)       (4.2)

                      YEARS ENDED MARCH 31, 2002 AND 2001
                      (AMOUNTS IN MILLIONS OF CDN DOLLARS)

21. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES AND PRACTICES (CONTINUED)
    ii)  BALANCE SHEET

                                                                       FOR THE YEAR      FOR THE YEAR
                                                                           ENDED             ENDED
                                                                      MARCH 31, 2002    MARCH 31, 2001
                                                                      ---------------   ---------------
        Accounts payable trade......................................      $ 97.6            $ 63.0
        Contract liabilities........................................      $188.6            $167.4
        Other accrued liabilities...................................      $134.3            $ 84.6
                                                                          ------            ------
        Accounts payable and accrued liabilities....................      $420.5            $315.0
                                                                          ======            ======
        Accounts receivable from government amounted to $56.0 as of
          March 31, 2002 (2001 -- $16.1)............................

    iii) For US GAAP purposes, property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted future net cash flows (before interest expense) expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

    iv) INCOME TAXES

       The components of earnings from continuing operations and income taxes on a Canadian GAAP basis are as follows:

                                                                      FOR THE YEAR ENDED   FOR THE YEAR ENDED
                                                                        MARCH 31, 2002       MARCH 31, 2001
                                                                      ------------------   ------------------
        EARNINGS BEFORE INCOME TAXES AND OTHER ITEMS
        Canada......................................................        $180.7               $153.7
        Other countries.............................................          38.9                  4.5
                                                                            ------               ------
                                                                             219.6                158.2
                                                                            ------               ------
        CURRENT INCOME TAXES
        Canada......................................................          59.3                 54.7
        Other countries.............................................           3.5                  6.0
                                                                            ------               ------
                                                                              62.8                 60.7
                                                                            ------               ------
        FUTURE TAXES
        Canada......................................................          (1.5)                (3.1)
        Other countries.............................................           9.0                 (4.6)
                                                                            ------               ------
                                                                               7.5                 (7.7)
                                                                            ------               ------
        Income tax provision........................................          70.3                 53.0
                                                                            ------               ------

    v)  BUSINESS COMBINATIONS

       The following pro forma information for the fiscal years ended March 31, 2002 and 2001 presents a summary of the pro forma consolidated statement of earnings of the Company as if all four acquisitions referred to in note 2 had occurred on April 1, 2000. This pro forma information is based on available information and includes certain assumptions and adjustments, which the management of CAE believes to be reasonable. The pro forma information does not give effect to any cost savings or synergies that CAE may enjoy as a result of these acquisitions. Accordingly, the pro forma information is not necessarily indicative of the results that might have been achieved, if the transactions reflected therein had been effective as at the

                      YEARS ENDED MARCH 31, 2002 AND 2001
                      (AMOUNTS IN MILLIONS OF CDN DOLLARS)

21. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES
    AND PRACTICES (CONTINUED)
       beginning of the period presented, or of the results which may be obtained in the future. This pro forma financial information has been prepared for comparative purposes only.

                                                                      FOR THE YEAR ENDED   FOR THE YEAR ENDED
                                                                        MARCH 31, 2002       MARCH 31, 2001
                                                                      ------------------   ------------------
                                                                          Unaudited            Unaudited
                                                                       (AMOUNTS IN MILLIONS OF CDN DOLLARS,
                                                                             EXCEPT PER SHARE AMOUNTS)
        Revenue
          Civil Simulation and Training.............................       $  618.6             $  570.2
          Military Simulation and Marine Controls...................          593.8                576.4
                                                                           --------             --------
                                                                           $1,212.4             $1,146.6
                                                                           ========             ========
        Operating earnings
          Civil Simulation and Training.............................       $  148.9             $  136.0
          Military Simulation and Marine Controls...................           91.7                 46.0
                                                                           --------             --------
        Earnings from continuing operations before interest and
          income taxes..............................................          240.6                182.0
        Interest expense (income) net (note 10 (xi))................           44.6                 29.1
                                                                           --------             --------
        Earnings from continuing operations before income taxes.....          196.0                152.9
        Income taxes (note 14)......................................           61.4                 51.8
                                                                           --------             --------
        Earnings from continuing operations.........................       $  134.6                101.1
        Results of discontinued operations (note 3).................            1.3                  2.9
                                                                           --------             --------
        Net earnings................................................       $  135.9             $  104.0
                                                                           ========             ========
        Earnings and diluted earnings per share from continuing
          operations................................................       $   0.62             $   0.47
                                                                           ========             ========
        Net earnings and diluted net earnings per share.............       $   0.62             $   0.48
                                                                           ========             ========
        Average number of shares outstanding........................          218.2                217.1
                                                                           ========             ========

22. COMPARATIVE FINANCIAL STATEMENTS

    Certain comparative figures for 2001 have been reclassified to conform to the presentation adopted in 2002.